                                                                Exhibit 23.7

                      Consent of Appraisal Economics, Inc.

Board of Directors
Excel Legacy Corporation
17140 Bernardo Center Drive
Suite 300
San Diego, California 92128

Members of the Board:

         We hereby consent to the use in the Registration Statement of Price Enterprises Inc. ("Enterprises") on Form S-4 to the description of our opinion dated March 21, 2001 and to the references to our name contained therein. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                  Appraisal Economics, Inc.

                                  By:  /s/ Paul D. Engel
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                                       Name: Paul D. Engel
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                                       Title: Managing Director
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